For further information:
Dennis Klaeser, CFO
PrivateBancorp, Inc.
312-683-7100

For Immediate Release

PrivateBancorp Reports Earnings Per Share of $0.47
Year-to-date earnings per share increase 25 percent from the first six months of 2005

Chicago, IL, July 17, 2006--- PrivateBancorp, Inc. (NASDAQ: PVTB) today reported earnings of $0.47 per diluted share for the second quarter 2006 compared to second quarter 2005 earnings per diluted share of $0.34, an increase of 38 percent. Net income for second quarter 2006 was $10.0 million compared to second quarter 2005 net income of $7.2 million. Second quarter 2005 earnings were $0.34, which includes $0.04 per share of options expense that is recognized as a result of the modified retrospective application of SFAS 123 R, Share-Based Payment. Second quarter 2006 earnings per share include $0.02 of option expense. Net income for the six months ended June 30, 2006 was $19.0 million, or $0.88 per diluted share, compared to net income of $14.8 million, or $0.70 per diluted share for the six months ended June 30, 2005, reflecting a 25 percent increase in diluted earnings per share between periods. Reported results include the financial results of The PrivateBank - Michigan from its acquisition date of June 20, 2005.

Second quarter 2006 earnings per share include the impact of a $1.4 million gain on the sale of Federal Home Loan Bank of Chicago (“FHLB (Chicago)”) advances, $228,000 of costs associated with the withdrawal of our membership from the FHLB (Chicago) on May 2, 2006, securities losses of $1.0 million, and a gain on an interest rate swap of $413,000. The combined effect of these items increased diluted earnings per share by $0.019 for the second quarter.

“PrivateBancorp experienced another solid quarter of growth and profitability and continued to take steps to facilitate future growth. Our Oak Brook and Geneva, Illinois offices moved to larger facilities, while our planned third-quarter headquarters relocation remains on course. From a financial perspective, our team of experienced managing directors and associates continued to drive loan and deposit growth, as well as fee income growth, resulting in improved earnings performance across the markets we serve. Credit quality remains high, with non-performing loans at roughly one-tenth of one percent of total loans. In addition, we are pleased that during the quarter we were able to complete the withdrawal of our membership from the Federal Home Loan Bank of Chicago and the full redemption of our FHLB Chicago stock,” said Ralph B. Mandell, Chairman, President and CEO.

“We continue to seek additional opportunities to grow our wealth management business as well as our unique approach to private banking in select markets in middle-America and the Sun Belt, which, coupled with ongoing investments in human capital, are key factors positively impacting our future growth,” Mandell said.

Second quarter 2006 net interest income totaled $29.9 million, up 37 percent over second quarter 2005 net interest income of $21.8 million, primarily due to growth in earning assets compared to the year earlier period. Net interest margin (on a tax equivalent basis) was 3.55 percent in the second quarter 2006, up slightly from 3.53 percent in the prior year second quarter and up 10 basis points from 3.45 percent in the first quarter 2006. Yields on average earning assets increased by 39 basis points from first quarter 2006, driven by increases in the prime rate, which exceeded an increase in the cost of total average interest bearing liabilities of 33 basis points during the quarter.

As previously disclosed, the Company completed the withdrawal of its membership from the FHLB (Chicago) on May 2, 2006. As a result, the Company received $138.5 million in full payment of the redemption of the shares of FHLB (Chicago) stock it owned, and retired or sold all of its outstanding advances with and obligations to the FHLB (Chicago). As a result of the redemption of our FHLB (Chicago) stock, as of June 30, 2006, investment securities were $499.8 million, down 27 percent from $682.4 million at March 31, 2006 and down 35 percent from $769.2 million at June 30, 2005.

The provision for loan losses was $2.4 million in the second quarter 2006, compared to $1.9 million in the prior year second quarter and $2.3 million in the first quarter 2006. The increase in the provision for loan losses reflects the impact of continued loan growth. Net charge-offs totaled $389,000 in the second quarter 2006 versus $310,000 in the prior year quarter and $144,000 in the first quarter 2006. The allowance for loan losses as a percentage of total loans was 1.13 percent as of June 30, 2006 and March 31, 2006 and down from 1.15 percent at June 30, 2005. At June 30, 2006, nonperforming loans as a percentage of total loans were 0.10 percent, down from 0.15 percent at March 31, 2006 and June 30, 2005.

Non-interest income increased to $6.6 million in the second quarter 2006, up 51 percent from $4.4 million in the second quarter 2005 and up $1.6 million from the first quarter 2006. Non-interest income for the second quarter 2006 reflects $1.4 million of gains related to the sale of $90.0 million of FHLB (Chicago) advances on May 2, 2006, as a result of the withdrawal of our membership from the FHLB (Chicago). The remaining growth in non-interest income during the quarter was primarily driven by growth in wealth management fee income, which increased to $3.6 million for the second quarter 2006, up from $2.4 million in the second quarter 2005 and $3.2 million in the first quarter 2006. Wealth management assets under management increased by 35 percent to $2.7 billion at June 30, 2006, compared to $2.0 billion at June 30, 2005, and essentially unchanged from $2.7 billion as of March 31, 2006.

A $413,000 gain from an interest rate swap combined with net securities losses of $1.0 million, resulted in a $587,000 net loss, for the second quarter 2006, compared to a net gain of $73,000 in the second quarter 2005 and a net loss of $23,000 in the first quarter 2006, which negatively affected non-interest income.

Non-interest expense increased to $18.9 million in the second quarter 2006 from $13.8 million in the prior year quarter and $17.6 million in first quarter 2006. The 37 percent increase in non-interest expense as compared to the second quarter 2005 is primarily attributable to the inclusion of a full quarter’s expenses of The PrivateBank - Michigan as compared to the prior year quarter and increases in costs resulting from the Company’s increased scale and scope of operations. The 8 percent increase in non-interest expense from the first quarter 2006 is attributable primarily to increased professional fees associated with our wealth management business. During the second quarter 2006, the Company incurred approximately $228,000 in legal and other costs associated with the withdrawal of our membership from the FHLB (Chicago).

The Company continues to add experienced managing directors to support continued growth. Full-time equivalent employees at quarter’s end increased to 409 from 362 at June 30, 2005 and from 393 at March 31, 2006. At June 30, 2006, the Company had 126 managing directors compared to 84 at June 30, 2005 and 116 at March 31, 2006. The increase in the number of managing directors for the quarter was a result of 5 promotions and 5 net new hires. The efficiency ratio was 50.3 percent in the second quarter 2006 compared to 50.7 percent in the prior year quarter and 51.7 percent in the first quarter 2006.

Total assets were $3.7 billion at June 30, 2006 compared to $3.2 billion at June 30, 2005, an increase of 13 percent, and $3.7 billion at March 31, 2006. Total assets decreased slightly from the prior quarter’s end due primarily to our withdrawal from the FHLB (Chicago) and the resulting deleveraging of the balance sheet. The Company continued to see strong growth in the loan portfolio. At June 30, 2006, total loans were $3.0 billion, versus $2.2 billion at June 30, 2005 and $2.8 billion at March 31, 2006.

Total deposits were $3.1 billion at June 30, 2006, up from $2.4 billion at June 30, 2005 and up from $2.9 billion at March 31, 2006. Core deposits, defined as total deposits less brokered deposits, increased 18 percent to $2.4 billion at June 30, 2006 compared to $2.0 billion at June 30, 2005, and increased 6 percent from $2.2 billion at March 31, 2006. Brokered deposits were $748.0 million at June 30, 2006, an increase of 94 percent from $385.7 million at June 30, 2005, and up 6 percent from $704.6 million at March 31, 2006. Funds borrowed, which include Federal Home Loan Bank advances, decreased 71 percent to $133.2 million at June 30, 2006 from $464.8 million at June 30, 2005, and decreased 62 percent from $351.5 million at March 31, 2006. The decrease is primarily attributable to the sale of advances and repayment of advances to the FHLB (Chicago) in conjunction with the Company’s withdrawal of membership.

PrivateBancorp, Inc. was organized in 1989 to provide distinctive, highly personalized premium financial services primarily to privately held businesses, affluent individuals, wealthy families, professionals, entrepreneurs and real estate investors for their personal and professional interests. The Company uses a European tradition of “private banking” as a model to develop lifetime relationships with its clients. Utilizing a team of highly qualified managing directors, The PrivateBank tailors products and services to meet each client’s needs in personal and commercial banking services and wealth management services. The Company, which had assets of $3.7 billion as of June 30, 2006, has 14 offices located in the Chicago, Detroit, Milwaukee, and St. Louis metropolitan areas.

Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.’s website at http://www.pvtb.com.

#####

Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing, deterioration in asset quality due to an economic downturn in the greater Chicago, Detroit, Milwaukee, and St. Louis metropolitan areas, legislative or regulatory changes, adverse developments in the Company’s loan or investment portfolios, slower than anticipated growth of the Company’s business or unanticipated business declines, unforeseen difficulties in the continued integration of The PrivateBank - Michigan or higher than expected operational costs, unexpected difficulties in the continued integration of or in operating our mortgage banking business, competition and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.

Editor’s Note: Financial highlights attached.

Consolidated Statements of Income
(dollars in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	unaudited	unaudited	unaudited	unaudited
Interest Income
Interest and fees on loans	$55,127	$29,198	$104,037	$54,789
Interest on investment securities	7,734	9,428	16,036	18,641
Interest on short-term investments	199	93	286	127
Total Interest Income	63,060	38,719	120,359	73,557

Interest Expense
Interest on deposits	29,281	13,586	53,833	24,838
Interest on borrowings	2,387	2,750	5,855	5,224
Interest on long-term debt - trust preferred securities	1,530	591	3,034	1,076
Total Interest Expense	33,198	16,927	62,722	31,138

Net Interest Income	29,862	21,792	57,637	42,419
Provision for loan losses	2,382	1,900	4,635	2,802
Net Interest Income After Provision	27,480	19,892	53,002	39,617

Non Interest Income
Wealth management income	3,603	2,350	6,763	4,546
Mortgage banking income	1,005	1,076	1,728	1,818
Other income	2,616	885	3,755	1,751
Net securities (losses) gains	(1,007)	1,045	(1,585)	940
Gains (losses) on interest rate swap	413	(972)	968	(493)
Total Non Interest Income	6,630	4,384	11,629	8,562

Non Interest Expense
Salaries and benefits	10,325	8,212	20,861	15,623
Occupancy expense	2,214	1,804	4,383	3,542
Professional fees	1,855	991	2,766	2,012
Wealth management fees	899	234	1,410	427
Marketing	1,083	645	1,996	1,259
Data processing	764	627	1,530	1,209
Amortization of intangibles	153	57	307	99
Insurance	323	270	632	533
Other operating expenses	1,318	995	2,607	1,988
Total Non Interest Expense	18,934	13,835	36,492	26,692

Minority interest expense	86	73	163	149
Income Before Income Taxes	15,090	10,368	27,976	21,338
Income tax expense	5,077	3,154	8,976	6,574
Net Income	$10,013	$7,214	$19,000	$14,764

Weighted Average Shares Outstanding	20,659,566	20,065,931	20,615,276	19,985,936
Diluted Average Shares Outstanding	21,523,387	20,971,907	21,509,786	20,884,463

Earnings Per Share
Basic	$0.48	$0.36	$0.92	$0.74
Diluted	$0.47	$0.34	$0.88	$0.70

Note 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.

Note 2: All previously reported data has been restated to reflect the adoption of SFAS No. 123(R), “Share Based Payment”

Consolidated Balance Sheets
(dollars in thousands except per share data)

	06/30/06	12/31/05	06/30/05
	unaudited		unaudited
Assets
Cash and due from banks	$46,625	$47,736	$33,359
Short-term investments	1,496	14,133	74,873
Investment securities: available-for-sale	499,801	695,151	769,218
Loans held for sale	6,443	5,269	12,532

Loans	2,956,026	2,608,067	2,192,542
Allowance for loan losses	(33,490)	(29,388)	(25,152)
Net loans	2,922,536	2,578,679	2,167,390

Premises and equipment, net	17,902	11,754	8,580
Goodwill	63,176	63,176	62,981
Other assets	92,876	80,699	75,781
Total Assets	$3,650,855	$3,496,597	$3,204,714

Liabilities
Non-interest bearing deposits	$273,003	$252,625	$245,019
Interest bearing deposits	2,852,771	2,570,757	2,162,322
Total deposits	3,125,774	2,823,382	2,407,341

Funds borrowed	133,163	296,980	464,799
Long-term debt - trust preferred securities	98,000	98,000	78,000
Other liabilities	40,860	40,317	32,026
Total Liabilities	3,397,797	3,258,679	2,982,166

Stockholders' Equity
Common stock and additional paid-in-capital	145,221	140,557	137,618
Treasury stock	(3,812)	(2,728)	(2,635)
Retained earnings	109,130	92,655	78,386
Accumulated other comprehensive income	2,519	7,434	9,179
Total Stockholders' Equity	253,058	237,918	222,548

Total Liabilities and
Stockholders' Equity	$3,650,855	$3,496,597	$3,204,714

Book Value Per Share	$11.94	$11.61	$10.89

Note 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.
Note 2: All previously reported data has been restated to reflect the adoption of SFAS No. 123(R), “Share Based Payment”

Key Financial Data
Unaudited
(dollars in thousands except per share data)

	2Q06	1Q06	4Q05	3Q05	2Q05
Key Statistics
Net income	$10,013	$8,987	$8,242	$7,906	$7,215
Basic earnings per share	$0.48	$0.44	$0.40	$0.39	$0.36
Diluted earnings per share	$0.47	$0.42	$0.39	$0.37	$0.34

Return on average total assets	1.10%	1.03%	0.97%	0.97%	1.07%
Return on average total equity	16.49%	15.26%	14.49%	14.06%	13.95%
Dividend payout ratio	12.65%	14.06%	11.41%	11.91%	12.84%
Fee revenue as a percent of total revenue (1)	19.48%	15.32%	15.07%	16.20%	16.51%
Wealth management assets under management	2,686,255	2,716,599	2,436,766	2,061,510	1,984,371

Non-interest income to average assets	0.73%	0.57%	0.58%	0.67%	0.65%
Non-interest expense to average assets	2.09%	2.01%	2.20%	2.10%	2.06%
Net overhead ratio (2)	1.36%	1.44%	1.62%	1.43%	1.40%
Efficiency ratio (3)	50.3%	51.7%	55.7%	52.2%	50.7%

Net interest margin
Fed funds sold & other short-term investments	5.02%	4.81%	4.61%	3.59%	2.89%
Investment Securities (taxable)	5.75%	4.88%	5.02%	4.96%	5.05%
Investment Securities (non-taxable)	6.90%	6.91%	6.91%	6.96%	6.96%
Loans, net of unearned discount	7.64%	7.39%	7.14%	6.76%	6.43%
Yield on average earning assets	7.39%	7.00%	6.79%	6.44%	6.16%
Interest bearing deposits	4.21%	3.84%	3.45%	3.04%	2.88%
Funds borrowed	4.58%	4.24%	4.04%	3.66%	3.12%
Trust preferred securities	6.17%	6.14%	7.00%	7.06%	8.69%
Cost of average interest-bearing liabilities	4.29%	3.96%	3.64%	3.26%	2.99%
Net interest spread (4)	3.10%	3.04%	3.15%	3.18%	3.17%
Net interest margin (5)	3.55%	3.45%	3.55%	3.53%	3.53%

Tax equivalent adjustment to net interest income (6)	$1,173	$1,174	$1,143	$1,132	$1,125

(1)	Represents wealth management, mortgage banking and other income as a percentage of the sum of net interest income and wealth management, mortgage banking and other income.
(2)	Non-interest expense less non-interest income divided by average total assets.
(3)	Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.
(4)	Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(5)	Net interest income, on a tax equivalent basis, divided by average interest-earning assets.
(6)
The company adjusts GAAP reported net interest income by the tax equivalent adjustment amount to account for the tax attributes on federally tax exempt municipal securities. For GAAP purposes, tax benefits associated with federally tax exempt municipal securities are recorded as a benefit in income tax expense. The following table reconciles reported net interest income to net interest income on a tax equivalent basis for the periods presented:

	Reconciliation of net interest income to net interest income on a tax equivalent basis

	2Q06	1Q06	4Q05	3Q05	2Q05
Net interest income	$29,862	$27,775	$27,717	$26,264	$21,792
Tax equivalent adjustment to net interest income	1,173	1,174	1,143	1,132	1,125
Net interest income, tax equivalent basis	$31,035	$28,949	$28,860	$27,396	$22,917

Note: All previously reported data has been restated to reflect the adoption of SFAS No. 123(R), “Share Based Payment”

Key Financial Data
Unaudited
(dollars in thousands except per share data)

	2Q06		1Q06		4Q05		3Q05		2Q05
Balance Sheet Ratios
Loans to Deposits (period end)	94.57%		94.78%		92.37%		94.15%		91.08%

Average interest-earning assets to average interest-bearing liabilities	111.9		111.2		112.0		111.7		113.6

Per Share Data
Dividends	$0.060		$0.060		$0.045		$0.045		$0.045
Book value (period end)	$11.94		$11.82		$11.61		$11.23		$10.89
Tangible book value (period end) (1)	$8.71		$8.52		$8.43		$7.87		$7.52

Share Price Data (period end)
Closing Price	$41.41		$41.49		$35.57		$34.28		$35.38
Diluted earnings multiple (2)	21.97	x	24.36	x	22.99	x	23.35	x	25.94	x
Book value multiple	3.47	x	3.51	x	3.06	x	3.05	x	3.25	x

Common Stock Information
Outstanding shares at end of period	21,198,759		20,729,339		20,491,934		20,490,119		20,435,869

Number of shares used to compute:
Basic earnings per share	20,659,566		20,561,694		20,427,363		20,408,238		20,065,931
Diluted earnings per share	21,523,387		21,424,810		21,410,469		21,373,287		20,971,907

Capital Ratios (period end) (3):
Total equity to total assets	6.93%		6.68%		6.80%		6.91%		6.94%
Total risk-based capital ratio	10.63%		10.48%		10.54%		10.13%		10.60%
Tier-1 risk-based capital ratio	8.62%		8.54%		8.50%		8.67%		9.18%
Leverage ratio	7.41%		7.25%		7.09%		7.07%		7.94%

(1) Tangible book value is total capital less goodwill and other intangibles divided by outstanding shares at end of period.
(2) Period end closing stock price divided by annualized quarterly earnings for the quarter then ended.
(3) Capital ratios for the most recent period presented in the press release are based on preliminary data.
Note: All previously reported data has been restated to reflect the adoption of SFAS No. 123(R), “Share Based Payment”

Key Financial Data
Unaudited
(dollars in thousands)

	2Q06	1Q06	4Q05	3Q05	2Q05
Summary Income Statement
Interest Income
Interest and fees on loans	$55,127	$48,910	$45,244	$39,580	$29,198
Interest on investment securities	7,734	8,302	8,585	9,093	9,428
Interest on short-term investments	199	87	207	166	93
Total Interest Income	63,060	57,299	54,036	48,839	38,719

Interest Expense	33,198	29,524	26,319	22,575	16,927

Net Interest Income	29,862	27,775	27,717	26,264	21,792
Provision for loan losses	2,382	2,253	1,690	2,046	1,900

Net Interest Income after Provision for Loan Losses	27,480	25,522	26,027	24,218	19,892

Non Interest Income
Wealth management income	3,603	3,160	2,771	2,627	2,350
Mortgage banking income	1,005	724	784	1,284	1,076
Other income	2,616	1,138	1,361	1,165	885
Net securities (losses) gains	(1,007)	(578)	(192)	(249)	1,045
Gains (losses) on interest rate swap	413	555	252	644	(972)
Total Non Interest Income	6,630	4,999	4,976	5,471	4,384

Non Interest Expense
Salaries and benefits	10,325	10,536	10,677	10,011	8,212
Occupancy expense	2,214	2,169	2,012	1,963	1,804
Professional fees	1,855	1,016	1,284	1,272	991
Wealth management fees	899	406	326	308	234
Marketing	1,083	913	1,140	1,150	645
Data processing	764	766	820	803	627
Insurance	323	310	287	275	270
Amortization of intangibles	153	154	156	156	57
Other operating expenses	1,318	1,288	2,132	1,221	995
Total Non Interest Expense	18,934	17,558	18,834	17,159	13,835

Minority interest expense	86	77	76	82	73
Income Before Income Taxes	15,090	12,886	12,093	12,448	10,368
Income tax expense	5,077	3,899	3,851	4,542	3,154
Net income	$10,013	$8,987	$8,242	$7,906	$7,214

Note 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.

Note 2: All previously reported data has been restated to reflect the adoption of SFAS No. 123(R), “Share Based Payment”

Key Financial Data
Unaudited
(dollars in thousands)

	2Q06	1Q06	4Q05	3Q05	2Q05
Credit Quality
Key Ratios
Net charge-offs (recoveries) to average loans	0.05%	0.02%	0.03%	-0.12%	0.07%
Total non-performing loans to total loans	0.10%	0.15%	0.04%	0.05%	0.15%
Total non-performing assets to total assets	0.09%	0.12%	0.04%	0.04%	0.11%
Nonaccrual loans to:
total loans	0.06%	0.12%	0.03%	0.02%	0.06%
total assets	0.05%	0.09%	0.02%	0.01%	0.04%
Allowance for loan losses to:
total loans	1.13%	1.13%	1.13%	1.15%	1.15%
non-performing loans	1051%	693%	2201%	1954%	689%
nonaccrual loans	1946%	976%	4434%	5908%	2076%

Non-performing assets:
Loans delinquent over 90 days	$1,262	$1,080	$280	$744	$2,026
Nonaccrual loans	1,721	3,228	663	472	1,212
OREO	203	235	393	211	413
Total non-performing assets	$3,187	$4,543	$1,336	$1,427	$3,651

Net loan charge-offs (recoveries):
Loans charged off	$466	$165	$188	$19	$328
(Recoveries)	(77)	(21)	(2)	(705)	(18)
Net charge-offs (recoveries)	$389	$144	$186	($686)	$310

Provision for loan losses	$2,382	$2,253	$1,690	$2,046	$1,900

Allowance for Loan Losses Summary
Balance at beginning of period (1)	$31,497	$29,388	$27,884	$25,152	$23,562
Provision	2,382	2,253	1,690	2,046	1,900
Net charge-offs (recoveries)	389	144	186	(686)	310
Balance at end of period	$33,490	$31,497	$29,388	$27,884	$25,152

Net loan charge-offs (recoveries):
Commercial real estate	$250	-	-	-	-
Residential real estate	-	-	-	-	-
Commercial	$180	$121	-	($115)	$270
Personal	($41)	$23	$186	($571)	$40
Home equity	-	-	-	-	-
Construction	-	-	-	-	-
Total net loan charge-offs (recoveries)	$389	$144	$186	($686)	$310

(1) The 2Q05 beginning balance includes The PrivateBank - Michigan allowance at acquisition date June 20, 2005.

Balance Sheets
(dollars in thousands)

	unaudited	unaudited	audited	unaudited	unaudited
	06/30/06	03/31/06	12/31/05	09/30/05	06/30/05
Assets
Cash and due from banks	$46,625	$42,827	$47,736	$43,246	$33,359
Short-term investments	1,496	9,613	14,133	11,179	74,873
Investment securities: available-for-sale	499,801	682,355	695,151	720,055	769,218
Loans held for sale	6,443	9,747	5,269	9,104	12,532
Loans	2,956,026	2,786,075	2,608,067	2,421,725	2,192,542
Less: Allowance for loan losses	(33,490)	(31,497)	(29,388)	(27,884)	(25,152)
Net loans	2,922,536	2,754,578	2,578,679	2,393,841	2,167,390
Premises and equipment, net	17,902	15,146	11,754	9,798	8,580
Goodwill	63,176	63,176	63,176	63,160	62,981
Other assets	92,876	93,064	80,698	77,601	75,781
Total Assets	$3,650,855	$3,670,506	$3,496,596	$3,327,984	$3,204,714

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$273,003	$240,961	$252,625	$261,808	$245,019
Interest bearing demand deposits	127,445	142,734	132,787	121,696	118,089
Savings and money market deposits	1,277,067	1,243,501	1,272,353	1,108,299	1,153,918
Time deposits	1,448,259	1,312,306	1,165,617	1,080,431	890,315
Total deposits	3,125,774	2,939,502	2,823,382	2,572,234	2,407,341
Funds borrowed	133,163	351,523	296,980	417,664	464,799
Long-term debt - Trust Preferred Securities	98,000	98,000	98,000	78,000	78,000
Other liabilities	40,860	36,361	40,317	29,995	32,026
Total liabilities	3,397,797	3,425,386	3,258,679	3,097,893	2,982,166
Stockholders' equity	253,058	245,120	237,918	230,091	222,548
Total Liabilities and Stockholders' Equity	$3,650,855	$3,670,506	$3,496,597	$3,327,984	$3,204,714

Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	06/30/06	03/31/06	12/31/05	09/30/05	06/30/05
Assets
Cash and due from banks	$37,582	$35,208	$36,703	$34,513	$28,483
Short-term investments	15,646	7,317	17,522	18,234	12,643
Investment securities: available-for-sale	579,223	696,323	702,351	749,461	768,523
Loans held for sale	7,375	7,655	7,541	9,644	8,517
Loans	2,869,754	2,660,074	2,499,060	2,305,517	1,803,580
Less: Allowance for loan losses	(32,517)	(30,018)	(28,475)	(26,271)	(20,665)
Net loans	2,837,237	2,630,056	2,470,585	2,279,246	1,782,915
Premises and equipment, net	17,148	14,417	10,649	9,248	7,241
Goodwill	63,176	63,176	63,161	62,983	25,486
Other assets	84,870	87,413	81,719	76,756	64,464
Total Assets	$3,642,257	$3,541,565	$3,390,231	$3,240,085	$2,698,272

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$264,798	$240,119	$256,782	$238,632	$190,477
Interest bearing demand deposits	128,854	123,524	127,769	119,060	110,956
Savings and money market deposits	1,273,639	1,240,914	1,191,130	1,120,336	1,038,059
Time deposits	1,389,356	1,230,534	1,096,528	957,640	743,221
Total deposits	3,056,647	2,835,091	2,672,209	2,435,668	2,082,713
Funds borrowed	206,098	326,862	363,540	468,681	348,216
Long-term debt - Trust Preferred Securities	98,000	98,000	89,304	78,000	27,229
Other liabilities	38,033	42,728	39,314	34,645	32,583
Total liabilities	3,398,778	3,302,681	3,164,367	3,016,994	2,490,741
Stockholders' equity	243,479	238,884	225,864	223,091	207,531
Total Liabilities and Stockholders' Equity	$3,642,257	$3,541,565	$3,390,231	$3,240,085	$2,698,272

Average Year-To-Date Balance Sheets
(unaudited, dollars in thousands)

	06/30/06	03/31/06	12/31/05	09/30/05	06/30/05
Assets
Cash and due from banks	$36,348	$35,208	$33,043	$31,856	$30,370
Short-term investments	11,505	7,317	14,730	10,824	8,540
Investment securities: available-for-sale	637,450	696,323	743,162	756,915	760,700
Loans held for sale	7,520	7,655	7,875	8,431	8,710
Loans	2,765,489	2,660,074	2,077,000	1,934,324	1,744,754
Less: Allowance for loan losses	(31,274)	(30,018)	(23,725)	(22,124)	(20,016)
Net loans	2,734,215	2,630,056	2,053,275	1,912,200	1,724,738
Premises and equipment, net	15,790	14,417	8,538	7,827	7,104
Goodwill	63,176	63,176	43,262	36,557	23,116
Other assets	80,324	87,413	70,905	66,261	61,001
Total Assets	$3,586,328	$3,541,565	$2,974,790	$2,830,871	$2,624,279

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$252,529	$240,119	$214,826	$200,704	$181,274
Interest bearing demand deposits	126,204	123,524	114,743	110,353	105,927
Savings and money market deposits	1,257,367	1,240,914	1,067,763	1,026,205	978,402
Time deposits	1,310,384	1,230,534	887,716	817,344	746,049
Total deposits	2,946,484	2,835,091	2,285,048	2,154,606	2,011,652
Funds borrowed	266,123	326,862	386,184	390,919	352,931
Long-term debt - Trust Preferred Securities	98,000	98,000	53,633	41,743	23,615
Other liabilities	35,699	42,728	34,833	32,347	30,963
Total liabilities	3,346,306	3,302,681	2,759,698	2,619,615	2,419,161
Stockholders' equity	240,022	238,884	215,092	211,256	205,118
Total Liabilities and Stockholders' Equity	$3,586,328	$3,541,565	$2,974,790	$2,830,871	$2,624,279